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                                                                    EXHIBIT 10.1


                                    AMENDMENT
                           EFFECTIVE AS OF MAY 1, 2002

                                     TO THE

                           NOBLE DRILLING CORPORATION
                   1991 STOCK OPTION AND RESTRICTED STOCK PLAN


                  WHEREAS, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), established the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan (the "1991 Plan"), and reserved the right of its Board of Directors under the conditions specified in Section 15 thereof to amend the 1991 Plan without obtaining shareholder approval; and

                  WHEREAS, Noble-Delaware entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 11, 2002, by and among Noble-Delaware, Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble-Cayman"), Noble Holding (U.S.) Corporation, a Delaware corporation ("Holdco"), and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"); and

                  WHEREAS, pursuant to the Merger Agreement, on April 30, 2002, Merger Sub merged with and into Noble-Delaware, with Noble-Delaware being the surviving corporation and becoming an indirect, wholly owned subsidiary of Noble-Cayman, and each issued and outstanding share of common stock, par value US$0.10 per share, of Noble-Delaware automatically became one ordinary share, par value US$0.10 per share, of Noble-Cayman (collectively, the "Reorganization"); and

                  WHEREAS, pursuant to Section 4.1 of the Merger Agreement, the Assumed Plans (as defined therein) of Noble-Delaware were assumed by Noble-Cayman at the Effective Time (as defined therein) and continue as plans and agreements of Noble-Cayman; and

                  WHEREAS, the 1991 Plan is an Assumed Plan as defined in the Merger Agreement and therefore was assumed by Noble-Cayman at the Effective Time and has continued as a plan and agreement of Noble-Cayman since the Effective Time; and

                  WHEREAS, pursuant to Section 4.1(c) of the Merger Agreement, which provides for necessary and appropriate amendments with respect to the Assumed Plans, Noble-Cayman desires to amend the 1991 Plan to reflect the Reorganization;

                  NOW THEREFORE, Noble-Cayman does hereby assume the sponsorship of the 1991 Plan and does hereby amend the 1991 Plan, effective from and after the Effective Time, to provide for the Reorganization and to provide for certain other changes as follows:

         1. The 1991 Plan shall be renamed the "Noble Corporation 1991 Stock Option and Restricted Stock Plan."



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         2. All references in the 1991 Plan to "Noble Drilling Corporation"
shall be amended to refer to "Noble Corporation."

         3. All references in the 1991 Plan to "common stock" or "shares of Common Stock" are amended to refer to "Ordinary Shares," and all references to "stock" or "shares of stock" are amended to refer to "shares." All references to "stockholders" shall be amended to refer to "members."

         4. Subsection 2(f) of the 1991 Plan is deleted in its entirety and the following is substituted therefor:

         "(f) 'Company' means Noble Corporation, a Cayman Islands exempted company limited by shares."

         5. Subsection 2(v) of the 1991 Plan is deleted in its entirety and the following is substituted therefor:

         "(v) 'Share' means a share of the Company's present ordinary shares, par value US$0.10 per share, and any share or shares of capital securities or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share."

         6. All references in the 1991 Plan to "bylaws" shall be amended to refer to "articles of association," and all references to "certificate of incorporation" shall be amended to refer to "memorandum of association."

         7. Section 4(e) of the 1991 Plan shall be deleted in its entirety.

         8. This Amendment No. 5 shall amend only those provisions of the 1991 Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.



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                  IN WITNESS WHEREOF, the undersigned has executed this
Amendment to be effective as of the date first above written.


                                          NOBLE CORPORATION


                                          By: /s/ ROBERT D. CAMPBELL
                                             -----------------------------------
                                             Robert D. Campbell,
                                             President




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